U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                          July 22, 1998 (July 15, 1998)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


        Pennsylvania               000-22026                25-1407782
(State or other jurisdiction  (Commission File Number)   (IRS Employer
of corporation)                                           Identification No.)



3230 West Lake Road, Erie, Pennsylvania                         16505
(Address of principal executive offices)                      Zip Code


Registrant's telephone number, including area code:  (814) 836-0618

                                 RENT-WAY, INC.

Item 5.    Other Events


On July 15, 198, Rent-Way, Inc. announced that, subject to market and other conditions, it intends to raise $75 million (excluding any proceeds of the over-allotment option) through a Rule 144A private offering of convertible subordinated notes (the "Notes") within the United States.

Rent-Way contemplates that the Notes will have a 7-year term and be convertible into common stock. Rent-Way intends to use the net proceeds of the offering to repay indebtedness under its senior credit facility.

Rent-Way operates 384 rental-purchase stores in 21 states primarily in the Southeast and Eastern United States. Rent-Way rents quality, brand name merchandise, such as home entertainment equipment, furniture, major appliances and jewelry, to customers on a week-to-week or month-to-month basis under full service rental-purchase agreements that permit the customer to acquire ownership of the merchandise at the conclusion of an agreed upon rental period.




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               Rent-Way, Inc.
               (Registrant)




Date       July 22, 1998
               /s/ Jeffrey A. Conway
               (Signature)
               Jeffrey A. Conway
               Chief Financial Officer